Ex. 99-B.8.49 Amendment to ING Partners, Inc.

Shareholder Servicing Agreement Service Class Shares

This Amendment is dated as of the 28th day of April, 2006 by and between ING Partners,
Inc. (the “Fund”) and ING USA Annuity and Life Insurance Company (the “Service
Organization”) (collectively, the “Parties”).

WHEREAS, the Parties entered into a Shareholder Servicing Agreement on January 1,
2002, as amended (the “Agreement”);

WHEREAS, the Parties desire to further amend said Agreement in the manner hereinafter set forth;

NOW THEREFORE, the parties hereby amend the Agreement in the following form:

1.	By replacing the existing Amended Schedule A with the Amended Schedule A attached hereto.

2.	All of the other provisions contained in the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

ING Partners, Inc.

By:	/s/ Robert S. Naka

Name:	Robert S. Naka
Title:	Executive Vice President

ING USA Annuity and Life Insurance Company

By:	/s/ Laurie M. Tillinghast

Name:	Laurie M. Tillinghast
Title:	Vice President

AMENDED SCHEDULE A
Service Class shares of the following ING Partners, Inc. portfolios:
Annual Rate
ING American Century Large Company Value Portfolio	____%
ING American Century Select Portfolio	____%
ING American Century Small-Mid Cap Value Portfolio	____%
ING Baron Asset Portfolio	____%
ING Baron Small Cap Growth Portfolio	____%
ING Columbia Small Cap Value II Portfolio	____%
ING Davis Venture Value Portfolio	____%
ING Fidelity® VIP Contrafund® Portfolio	____%
ING Fidelity® VIP Equity-Income Portfolio	____%
ING Fidelity® VIP Growth Portfolio	____%
ING Fidelity® VIP Mid Cap Portfolio	____%
ING Fundamental Research Portfolio	____%
ING Goldman Sachs® Capital Growth Portfolio	____%
ING Goldman Sachs® Structured Equity Portfolio	____%
ING JPMorgan International Portfolio	____%
ING JPMorgan Mid Cap Value Portfolio	____%
ING Lord Abbett U.S. Government Securities Portfolio	____%
ING MFS Capital Opportunities Portfolio	____%
ING Neuberger Berman Partners Portfolio	____%
ING Neuberger Berman Regency Portfolio	____%
ING OpCap Balanced Value Portfolio	____%
ING Oppenheimer Global Portfolio	____%
ING Oppenheimer Strategic Income Portfolio	____%
ING PIMCO Total Return Portfolio	____%
ING Pioneer High Yield Portfolio	____%
ING Legg Mason Partners Aggressive Growth Portfolio	____%
ING Legg Mason Partners Large Cap Growth Portfolio	____%
ING Solution 2015 Portfolio	____%
ING Solution 2025 Portfolio	____%
ING Solution 2035 Portfolio	____%
ING Solution 2045 Portfolio	____%
ING Solution Income Portfolio	____%
ING T. Rowe Price Diversified Mid Cap Growth Portfolio	____%
ING T. Rowe Price Growth Equity Portfolio	____%
ING Templeton Foreign Equity Portfolio	____%
ING UBS U.S. Large Cap Equity Portfolio	____%
ING UBS U.S. Small Cap Growth Portfolio	____%
ING Van Kampen Comstock Portfolio	____%
ING Van Kampen Equity and Income Portfolio	____%